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                                                                     Exhibit 2.4

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
Republic of South Africa                   Republiek van Africa                       Form/Vorm CM9
Companies Act, 1973. Section 44(1)(b)      Maatskappywet, 1973, Artikel 440)(b)
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                                                   REGISTRATEUR VAN MAATSKAPPYE
                                                    EN VAN BESLOTE KORPORASIES

                                                     REGISTRAR OF CMPANIES
                                                   AND OF CLOSE CORPORATIONS
         Registration No. of company/Registrasienommer vat - maatskappy

                                   98/16952/07

                              Certificate of Change
                              name of company
                          Sertifikaat van verandering
                          van naam van maatskappy

             'This is to certify that/Hierby word gesertifiseer dat

                             UNITRADE 693 (PRY) LTD

      has changed its name by SPECIAL RESOLUTION and is now called sy naam verander het by SPESIALE BESLUIT en nou genoem word

       '          C VS - TRAVEL HO ST INTERNATIONAL (Pry) LTD

     and that the new name has this day been entered in the Register of Companies. en dat die nuwe naam op hierdie dag in die Register van Maatskappye aangeteken is.

                                                                            -is

Signed and sealed at Pretoria, this/Geteken en geseel to Pretoria op hede die

day of/dag va                                         OCTOBER
                                                         98

                     --3rr..naDEG.icPnd Negehonder

Certificate of chance of name
dated 5-10-98 herewith Hierby.
sertifikaat van verandering
van naam gedateer                             REGISTRATEUR VAN MAATSKAPPYE --LH
                                              VAN BESLOTE KORPORASIES T'-S of

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
Name of Company
Naam vats maatskappy           UNIITRADE               Date stamp          companies Registration office
693 (Pry) LTD                                          Registrar           (?)f Companies
Postal Address                 PO Box 1901
                               Southdale               Datumste            pel van registrasiekantoor vir(?)
                                                       m                   e.(?)
                                                                          (?)IT in 9#ARy@F COMPANIES
                                                                          -AND OF CLOSE CORPORATIONS
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